Exhibit 99
EXHIBIT 99
FOR 8 A.M. EASTERN RELEASE — Monday, November 3, 2008
R.G. BARRY CORPORATION REPORTS 1ST QUARTER RESULTS
Annual Sales Guidance Unchanged Despite Shift in Q1 Shipments to Q2
PICKERINGTON, Ohio - Monday, November 3, 2008 — R.G. Barry Corporation (NasdaqGM: DFZ), today reported operating results for the first quarter of fiscal 2009 that, while below results reported in the equivalent period one year ago, were in line with Company expectations and its previously issued sales guidance for the full 2009 fiscal year.
The accessories footwear marketer said that a shift in the anticipated timing of shipments to retailers from late in its first quarter to early in its second quarter negatively impacted first quarter net sales by approximately $6.5 million. The Company expects the first quarter net sales shortfall to be recovered in the second quarter, based upon shipments to retailers since the end of first quarter, its open order position and its retail sell-through rates to date. The Company continues to expect to finish the 2009 fiscal year with revenue approximately flat to revenue reported for fiscal 2008.
For the period ended September 27, 2008, the Company reported:
•	Net earnings of $1.1 million, or $0.10 per basic and diluted share, down from net earnings of $3.8 million, or $0.36 per basic share and $0.35 per diluted share in the first quarter of fiscal 2008;

•	Net sales of $25.6 million versus net sales of $32.1 million reported for the corresponding period one year ago; and

•	Gross profit as a percent of sales at 39.6 percent was down from 43.8 percent reported in the first quarter of fiscal 2008.
The Company’s balance sheet continued to reflect its strong overall financial health:
•	Cash, cash equivalents and short-term investments of $9.6 million were up from $1.3 million one year ago;

•	Inventory of $25.5 million was up from $21.4 million at the end of the first quarter of fiscal 2008, principally reflecting the timing issues related to first quarter shipments; and

•	Net shareholders’ equity was $47.2 million, up from $39.7 million in the comparable period last year.
Management Comments
“This quarter is a perfect illustration of why we caution people to avoid measuring us quarter-to-quarter. Our business is highly seasonal and best analyzed on an annual basis,” said Greg Tunney, President and Chief Executive Officer. “A planned shift of just a week or two in the timing of some early holiday shipments negatively skewed our first quarter results. In reality, our business is good. Our shipments to retailers are on time and our sell-through at retail has been healthy thus far in fiscal 2009. We expect the timing issue that negatively influenced the results of the first quarter to be reversed in the second quarter and for it to have a minimal impact on our stated expectations for the full fiscal year.
“The contraction in our gross profit as a percentage of quarterly net sales was anticipated and principally reflected the impact of increases in the price of oil and a strengthening of the Chinese Yuan against the Dollar. We have addressed this issue and expect our gross profit as a percent of net sales to improve over the remainder of this year, returning to approximately 40 percent in fiscal year 2010.
“We are financially strong and remain confident that our strategies for growing the business and increasing the value of our company for the long term are correct. Shareholders’ net equity continues to grow at rates significantly above our peers. Our balance sheet reflects this increasing value and our overall excellence in managing the Company’s resources with a long-term view. We are continuing our search for category-appropriate acquisitions that can add meaningfully to our top line, are accretive to earnings and will further balance out the seasonal and demographic aspects of our business model. Over the past year, we have analyzed to varying degrees several businesses that met our initial criteria as it relates to acquisition size and category. Ultimately, these businesses did not pass our screening process, and we elected to move on. We believe that the universe of potential acquisitions at attractive prices will continue to expand as the current economic downturn plays out, and that we will find opportunities that make sense from both a business and fiscal perspective.
“The Christmas season has traditionally been the most productive period of our fiscal year, and we expect that to be the case once again this year. As the critical holiday shopping season approaches, we are working very closely with retailers to manage in-store inventory to maximize retail sell-through. We are leveraging all of our strengths as the category leader to help our retailing partners succeed with us this year. Our footwear products always have been viewed as attractive, affordable holiday gifts that offer great value and utility. We think these same qualities will appeal to a much broader cross-section of value-conscious holiday shoppers this year.
“We plan to update our annual revenue guidance and provide earnings benchmarks early next year when we report our second quarter results. At that time we will have a much clearer picture of our full-year performance,” Mr. Tunney concluded.
Conference Call/Webcast Today
R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 11 a.m. Eastern time today. Management will discuss the Company’s performance, its plans for the future and will accept questions from participants. The conference call is available at (888) 530-7880 or (706) 634-1795 until five minutes before starting time. To listen via the Internet, simply log on at <http://www.videonewswire.com/event.asp?id=52916>.

Replays of the call will be available approximately one-hour after its completion. The audio replay can be accessed through Monday, Nov. 10, 2008, by calling (800) 642-1687 or (706) 645-9291 and using passcode 71174783. A written transcript and audio replay of the call will be posted for 12 months at the Company’s Web site <www.rgbarry.com> under the “Investors/News Release” section.
About R.G. Barry Corporation
R.G. Barry Corporation, the Dearfoams® company, is one of the world’s leading developers and marketers of accessory footwear. Visit us online at <www.rgbarry.com> to learn more about our business.
Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This news release contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “could,” “should,” “anticipate,” “believe,” “estimate,” or words with similar meanings. Any statements that refer to projections of our future performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business. The risk factors described in our press releases and in our filings with the Securities and Exchange Commission, in particular “Item 1A. Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008 (the “2008 Form 10-K”), give examples of the types of uncertainties that may cause actual performance to differ materially from the expectations we describe in our forward-looking statements. You should know that if the events described in our press releases, Securities and Exchange Commission filings, or in “Item 1A. Risk Factors” of Part I of our 2008 Form 10-K do not occur, they could have a material adverse effect on our business, operating results and financial condition. You should also know that it is impossible to predict or identify all risks and uncertainties related to our business. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events.

Contact:
Roy Youst, Director Investor & Corp. Communications	614.729.7275
Daniel Viren, Senior Vice President Finance/CFO	614.864.6400
—financial charts follow—

R.G. BARRY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except for per share data)

	Thirteen Weeks Ended
	(unaudited)	(unaudited)	% Increase
	September 27, 2008	September 29, 2007	Decrease
Net sales	$25,630	$32,130	-20.2%
Cost of Sales	15,470	18,071	-14.4%

Gross profit	10,160	14,059	-27.7%

Gross profit (as percent of sales)	39.6%	43.8%

Selling, general and administrative expense	8,588	8,265	3.9%

Operating profit	1,572	5,794	-72.9%

Interest income, net	145	114	-27.2%

Earnings before income tax	1,717	5,908	-70.9%

Income tax	612	2,142	-71.4%

Net earnings	1,105	3,766	-70.7%

Earnings per common share
Basic	$0.10	$0.36	-71.2%

Diluted+A19	$0.10	$0.35	-70.9%

Average number of common shares outstanding
Basic	10,595	10,396

Diluted	10,749	10,677

CONSOLIDATED BALANCE SHEET
(in thousands of dollars)

	(unaudited)	(unaudited)
	September 27, 2008	September 29, 2007	June 28, 2008
ASSETS
Cash	$1,350	$1,288	$14,210
Short term investments	8,222	—	11,870
Accounts Receivable, net	21,693	22,097	12,653
Inventory	25,505	21,376	10,842
Prepaid expenses and other current assets	5,631	5,532	5,901

Total current assets	62,401	50,293	55,476

Net property, plant and equipment	3,747	2,527	3,149

Other assets	9,105	11,436	9,318

Total Assets	$75,253	$64,256	$67,943

LIABILITIES & SHAREHOLDERS’ EQUITY
Short-term notes payable	2,284	2,278	2,284
Accounts payable	12,141	9,424	4,164
Other current liabilities	1,830	1,728	3,303

Total current liabilities	16,255	13,430	9,751

Long-term debt	167	252	187
Accrued retirement costs and other	11,606	10,832	11,976
Shareholders’ equity, net	47,225	39,742	46,029

Total liabilities & shareholders’ equity	$75,253	$64,256	$67,943